Exhibit 99.1

MAA

Earnings Release & Supplemental Data

2026
Costar Impact
Award
Multifamily Development
of the Year for
Tampa/St Petersburg

MAA Breakwater, Tampa, Florida

First Quarter 2026

www.maac.com

TABLE OF CONTENTS
Earnings Release	3
Financial Highlights	7
Consolidated Statements of Operations/Share and Unit Data	8
Consolidated Balance Sheets	9
Reconciliation of Non-GAAP Financial Measures	10
Non-GAAP Financial Measures	13
Other Key Definitions	14
Portfolio Statistics	S-1
Components of Net Operating Income/Components of Same Store Portfolio Property Operating Expenses	S-3
Multifamily Same Store Portfolio NOI Contribution Percentage	S-4
Multifamily Same Store Portfolio Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/Multifamily Interior Redevelopment, WiFi Retrofit and Property Repositioning Activity	S-7
Acquisition Activity/Disposition Activity/Debt and Debt Covenants as of March 31, 2026	S-8
2026 Guidance/Reconciliation of Earnings per Diluted Common Share to Core FFO and Core AFFO per Diluted Share for Full Year 2026 Guidance	S-10
Credit Ratings/Common Stock/Investor Relations Data	S-11

EARNINGS RELEASE

MAA REPORTS FIRST QUARTER 2026 RESULTS

GERMANTOWN, TN, April 29, 2026/PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA (NYSE: MAA), today announced operating results for the three months ended March 31, 2026.

	Three months ended March 31,
	2026	2025
Earnings per common share - diluted	$1.06	$1.54

Funds from operations (FFO) per Share - diluted (1)	$2.23	$2.21

Core FFO per Share - diluted (1)	$2.13	$2.20
(1)
A reconciliation of Net income available for MAA common shareholders to FFO and Core FFO is found later in this release.

Brad Hill, President and Chief Executive Officer, said, “We are encouraged by our first quarter results, with Core FFO exceeding our expectations, driven in part by focus on expense management and strong resident retention. Our blended lease-over-lease pricing was ahead of our performance last year, and we have now seen five consecutive quarters of improving year-over-year blended rent performance. Demand has held up well across our footprint, with absorption outpacing deliveries and market level occupancies increasing during the quarter. Our teams are executing with discipline, focusing on expense management while delivering a great resident experience. This focus combined with a low level of move outs to buy a home is driving strong retention, pushing our trailing twelve-month resident turnover to the lowest level in our history. We’re optimistic about the growth opportunities ahead in our high-demand markets as the supply–demand fundamentals continue to improve.”

•
During the first quarter of 2026, MAA's Same Store effective blended lease rate growth was -0.3%, a 20 basis point improvement over the same period in the prior year as well as a 140 basis point improvement on a sequential basis, driven by a 110 basis point improvement in new lease pricing and a 70 basis point improvement in renewal pricing from the fourth quarter of 2025.
•
As of March 31, 2026, resident turnover in the Same Store Portfolio remained historically low at 39.9% with a low level of move-outs associated with buying single-family homes of 11.1% for the quarter.
•
During the first quarter of 2026, MAA completed the development of MAA Breakwater located in Tampa, Florida and MAA Liberty Row located in Charlotte, North Carolina.
•
During the first quarter of 2026, Mid-America Apartments, L.P. (MAALP), MAA’s operating partnership, issued $200.0 million of 7-year unsecured senior notes at a coupon of 4.650% with an issue price of 100.237%.
•
During the first quarter of 2026, MAA repurchased 0.6 million shares of its common stock at a weighted average share price of $130.46 for total consideration of approximately $73 million.

Same Store Operating Results

Same Store results for the three months ended March 31, 2026 as compared to the same period in the prior year are summarized below:

	Three months ended March 31, 2026 vs. 2025
	Revenues	Expenses	NOI (1)	Average Effective Rent per Unit
Same Store Operating Growth	-0.4%	1.3%	-1.3%	-0.3%
(1)
A reconciliation of Net income available for MAA common shareholders to NOI, including Same Store NOI, is found later in this release.

Same Store operating statistics for the three months ended March 31, 2026 are summarized below:

	Three months ended March 31, 2026
	Average Effective Rent per Unit	Average Physical Occupancy	Resident Turnover
Same Store Operating Statistics	$1,685	95.5%	39.9%

Same Store net effective lease pricing statistics for the three months ended March 31, 2026 are summarized below:

Same Store Net Effective Lease Pricing Statistics	Three Months Ended March 31, 2026
Effective Blended Lease Rate Growth	-0.3%
Effective New Lease Rate Growth	-7.0%
Effective Renewal Lease Rate Growth	5.4%

Acquisition and Disposition Activity

In January 2026, MAA closed on the acquisition of a land parcel located in the Northern Virginia market through its pre-purchase development program and plans future development of a 287-unit multifamily apartment community at the property. MAA also acquired a land parcel located in the Kansas City market in February 2026 through its pre-purchase development program and began construction on a 263-unit multifamily apartment community in April 2026.

In April 2026, MAA closed on the acquisition of a land parcel located in the Nashville market through its pre-purchase development program and plans future development of a 312-unit multifamily apartment community at the property.

In February 2026, MAA closed on the disposition of a 316-unit multifamily apartment community located in Houston, Texas for net proceeds of approximately $41 million, resulting in a gain on the sale of depreciable real estate assets of approximately $20 million.

Development and Lease-up Activity

A summary of MAA’s development communities under construction as of the end of the first quarter of 2026 is set forth below (dollars in thousands):

	Units as of			Development Costs as of			Expected Project
Total	March 31, 2026			March 31, 2026			Completions By Year
Development				Expected	Costs	Expected
Projects (1)	Total	Delivered	Leased	Total	to Date	Remaining	2026	2027	2028
6	1,788	217	66	$622,500	$388,279	$234,221	3	1	2
(1)
Two of the development projects were leasing as of March 31, 2026.

During the first quarter of 2026, MAA completed the development of MAA Breakwater located in Tampa, Florida and MAA Liberty Row located in Charlotte, North Carolina.

MAA funded approximately $100 million of costs for current and planned development projects, including predevelopment activities, during the first quarter of 2026.

A summary of the total units, physical occupancy and cost of MAA’s lease-up communities as of the end of the first quarter of 2026 is set forth below (dollars in thousands):

Total	As of March 31, 2026
Lease-Up	Total	Physical	Costs
Projects (1)	Units	Occupancy	to Date
5	1,843	68.3%	$633,153

(1)
Two of the lease-up projects are expected to stabilize in the second quarter of 2026, two in the fourth quarter of 2026 and one in the first quarter of 2027.

Balance Sheet and Financing Activities

As of March 31, 2026, MAA had $839.2 million of combined cash and available capacity under MAALP’s unsecured revolving credit facility.

In February 2026, MAALP publicly issued $200.0 million of unsecured senior notes due January 2033 with a coupon rate of 4.650% per annum and at an issue price of 100.237%. Interest is payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2026. The notes have an effective interest rate of 4.606%. The proceeds from the sale of the notes were used to repay borrowings under MAALP's commercial paper program.

During the first quarter of 2026, MAA repurchased 0.6 million shares of its common stock at a weighted average share price of $130.46 for total consideration of approximately $73 million.

Dividends and distributions paid on shares of common stock and noncontrolling interests during the first quarter of 2026 were $183.4 million, as compared to $181.8 million for the same period in the prior year.

Balance sheet highlights as of March 31, 2026 are summarized below (dollars in billions):

Total debt to adjusted total assets (1)	Net Debt/Adjusted EBITDAre (2)	Total debt outstanding	Average effective interest rate	Fixed rate debt as a % of total debt	Total debt average years to maturity
31.3%	4.5x	$5.7	3.9%	87.1%	6.1
(1)
As defined in the covenants for the unsecured senior notes issued by MAALP.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period ended March 31, 2026. A reconciliation of Unsecured notes payable, net and Secured notes payable, net to Net Debt and a reconciliation of Net income to Adjusted EBITDAre are found later in this release.

129th Consecutive Quarterly Common Dividend Declared

MAA declared its 129th consecutive quarterly common dividend, which will be paid on April 30, 2026 to holders of record on April 15, 2026. The current annual dividend rate is $6.12 per common share. The timing and amount of future dividends will depend on actual cash flows from operations, MAA’s financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986 and other factors as MAA’s Board of Directors deems relevant. MAA’s Board of Directors may modify the dividend policy from time to time.

2026 Earnings and Same Store Guidance

MAA is updating its prior 2026 guidance for Earnings per diluted common share, Core FFO per diluted Share, Core AFFO per diluted Share and Same Store performance. MAA expects to provide updates to its 2026 Earnings per diluted common share, Core FFO per diluted Share and Core AFFO per diluted Share guidance on a quarterly basis.

FFO, Core FFO and Core AFFO are non-GAAP financial measures. Acquisition and disposition activity materially affects depreciation and capital gains or losses, which combined, generally represent the majority of the difference between Net income available for common shareholders and FFO. As discussed in the definitions of non-GAAP financial measures found later in this release, MAA’s definition of FFO is in accordance with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, and Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations. MAA believes that Core FFO is helpful in understanding operating performance in that Core FFO excludes not only depreciation expense of real estate assets and certain other non-routine items, but it also excludes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

2026 Guidance	Previous Range	Previous Midpoint	Updated Range	Updated Midpoint
Earnings:	Full Year 2026	Full Year 2026	Full Year 2026	Full Year 2026
Earnings per common share - diluted	$4.11 to $4.47	$4.29	$4.18 to $4.50	$4.34
Core FFO per Share - diluted	$8.35 to $8.71	$8.53	$8.37 to $8.69	$8.53
Core AFFO per Share - diluted	$7.32 to $7.68	$7.50	$7.34 to $7.66	$7.50

MAA Same Store Portfolio:
Property revenue growth	-0.20% to 1.30%	0.55%	-0.20% to 1.30%	0.55%
Property operating expense growth	1.90% to 3.40%	2.65%	1.90% to 3.40%	2.65%
NOI growth	-1.70% to 0.30%	-0.70%	-1.70% to 0.30%	-0.70%

MAA expects Core FFO for the second quarter of 2026 to be in the range of $2.00 to $2.12 per diluted Share, or $2.06 per diluted Share at the midpoint. The projected difference from Core FFO per diluted Share for the first quarter of 2026 to the midpoint of MAA's guidance for the second quarter of 2026 is summarized below:

Core FFO per diluted Share
Q1 2026 per diluted Share reported results	$2.13
Same Store NOI	(0.11)
Total overhead	0.05
Interest expense	(0.02)
Share repurchases	0.01
Q2 2026 per diluted Share guidance midpoint	$2.06

MAA does not forecast Earnings per diluted common share on a quarterly basis as MAA generally cannot predict the timing of forecasted acquisition and disposition activity within a particular quarter (rather than during the course of the full year). Additional details and guidance items are provided in the Supplemental Data to this release.

Supplemental Material and Conference Call

Supplemental Data to this release can be found on the “For Investors” page of the MAA website at www.maac.com. MAA will host a conference call to further discuss first quarter results on April 30, 2026, at 9:00 AM Central Time. The conference call-in number is (888) 596-4144. You may also join the live webcast of the conference call by accessing the “For Investors” page of the MAA website at www.maac.com. MAA’s filings with the Securities and Exchange Commission (SEC) are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA

MAA, an S&P 500 company, is a real estate investment trust (REIT) focused on delivering full-cycle and superior investment performance for shareholders through the ownership, management, acquisition, development and redevelopment of quality apartment communities primarily in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of March 31, 2026, MAA had ownership interest in 104,629 apartment units, including communities in development, across 16 states and the District of Columbia. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6815 Poplar Ave., Suite 500, Germantown, TN 38138, Attn: Investor Relations.

Forward-Looking Statements

This release (as well as the Supplemental Data to this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead are statements related to expectations, projections, intentions, assumptions and beliefs regarding the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding quarterly and full year 2026 guidance (including earnings guidance, Same Store Portfolio guidance and other related projections and assumptions), development costs for our development communities, timelines for occupancy, completion and stabilization of our development communities, and timelines for stabilization of our lease-up communities. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance, achievements or outcomes to be materially different from the future results, performance, achievements or outcomes expressed or implied by such forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that the results, performance, achievements or outcomes described in such statements will be achieved.

The following factors, among others, could cause our actual results, performance, achievements or outcomes to differ materially from those expressed or implied in the forward-looking statements: adverse effects on occupancy levels and rental revenues due to unfavorable market and economic conditions; adverse changes in real estate markets, including changes in supply and/or demand for multifamily housing or increased competition from alternative housing options; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors; losses due to uninsured risks, deductibles and self-insured retentions, or losses from catastrophes in excess of coverage limits; ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations; extreme weather and natural disasters; disease outbreaks and other public health events and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events; legal proceedings or class action lawsuits; and other risks identified in our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 6, 2026, our quarterly reports on Form 10-Q, other reports we file with the SEC and in other documents that we publicly disseminate.

Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements contained in this release to reflect events, circumstances or changes in expectations after the date of this release.

FINANCIAL HIGHLIGHTS

Dollars in thousands, except per share data	Three months ended March 31,
	2026	2025
Rental and other property revenues	$553,725	$549,295

Net income available for MAA common shareholders	$123,437	$180,751

Total NOI (1)	$348,153	$347,942

Earnings per common share: (2)
Basic	$1.06	$1.55
Diluted	$1.06	$1.54

Funds from operations per Share - diluted: (2)
FFO (1)	$2.23	$2.21
Core FFO (1)	$2.13	$2.20
Core AFFO (1)	$1.98	$2.04

Dividends declared per common share	$1.530	$1.515

Dividends/Core FFO (diluted) payout ratio	71.8%	68.9%
Dividends/Core AFFO (diluted) payout ratio	77.3%	74.3%

Consolidated interest expense	$51,409	$45,161
Debt discount and debt issuance cost amortization	(1,759)	(1,617)
Capitalized interest	3,872	5,105
Total interest incurred	$53,522	$48,649

(1)
The following reconciliations are found later in this release: (i) Net income available for MAA common shareholders to NOI; and (ii) Net income available for MAA common shareholders to FFO, Core FFO and Core AFFO.
(2)
See the “Share and Unit Data” section for additional information.

Dollars in thousands, except share price	March 31, 2026	December 31, 2025
Gross Assets (1)	$18,089,045	$17,921,913
Gross Real Estate Assets (1)	$17,813,327	$17,662,513
Total debt	$5,656,520	$5,405,372
Common shares and units outstanding	119,285,488	119,819,916
Share price	$122.12	$138.91
Book equity value	$5,708,496	$5,839,645
Market equity value	$14,567,144	$16,644,185
Net Debt/Adjusted EBITDAre (2)	4.5x	4.3x
(1)
Reconciliations of Total assets to Gross Assets and Real estate assets, net, to Gross Real Estate Assets are found later in this release.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period for each date presented. The following reconciliations are found later in this release: (i) Unsecured notes payable, net and Secured notes payable, net to Net Debt; and (ii) Net income to EBITDA, EBITDAre and Adjusted EBITDAre.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share data (Unaudited)	Three months ended March 31,
	2026	2025
Revenues:
Rental and other property revenues	$553,725	$549,295
Expenses:
Operating expenses, excluding real estate taxes and insurance	127,613	124,955
Real estate taxes and insurance	77,959	76,398
Depreciation and amortization	161,870	152,350
Total property operating expenses	367,442	353,703
Property management expenses	22,461	20,578
General and administrative expenses	16,716	15,619
Interest expense	51,409	45,161
Gain on sale of depreciable real estate assets	(20,164)	(71,911)
Other non-operating income	(16,005)	(834)
Income before income tax expense	131,866	186,979
Income tax expense	(5,521)	(1,038)
Income from continuing operations before real estate joint venture activity	126,345	185,941
Income from real estate joint venture	266	465
Net income	126,611	186,406
Net income attributable to noncontrolling interests	2,252	4,733
Net income available for shareholders	124,359	181,673
Dividends to MAA Series I preferred shareholders	922	922
Net income available for MAA common shareholders	$123,437	$180,751

Earnings per common share - basic:
Net income available for common shareholders	$1.06	$1.55

Earnings per common share - diluted:
Net income available for common shareholders	$1.06	$1.54

SHARE AND UNIT DATA

Shares and units in thousands	Three months ended March 31,
	2026	2025
Net Income Shares (1)
Weighted average common shares - basic	116,622	116,840
Effect of dilutive securities	118	252
Weighted average common shares - diluted	116,740	117,092
Funds From Operations Shares And Units
Weighted average common shares and units - basic	119,562	119,913
Weighted average common shares and units - diluted	119,629	119,975
Period End Shares And Units
Common shares at March 31,	116,353	116,916
Operating Partnership units at March 31,	2,932	3,061
Total common shares and units at March 31,	119,285	119,977

(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to the Condensed Consolidated Financial Statements in MAA’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, expected to be filed with the SEC on or about April 30, 2026.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands (Unaudited)
	March 31, 2026	December 31, 2025
Assets
Real estate assets:
Land	$2,157,019	$2,129,401
Buildings and improvements and other	15,052,435	14,852,509
Development and capital improvements in progress	369,883	426,759
	17,579,337	17,408,669
Less: Accumulated depreciation	(6,074,082)	(5,914,017)
	11,505,255	11,494,652
Undeveloped land	73,359	73,359
Investment in real estate joint venture	41,578	41,313
Real estate assets, net	11,620,192	11,609,324

Cash and cash equivalents	71,529	60,258
Restricted cash	13,336	13,717
Other assets	262,382	245,683
Assets held for sale	27,063	46,401
Total assets	$11,994,502	$11,975,383

Liabilities and equity
Liabilities:
Unsecured notes payable, net	$5,296,096	$5,044,979
Secured notes payable, net	360,424	360,393
Accrued expenses and other liabilities	629,486	730,366
Total liabilities	6,286,006	6,135,738

Redeemable common stock	18,186	20,402

Shareholders’ equity:
Preferred stock	9	9
Common stock	1,161	1,166
Additional paid-in capital	7,331,507	7,401,962
Accumulated distributions in excess of net income	(1,787,111)	(1,734,986)
Accumulated other comprehensive loss	(4,928)	(5,300)
Total MAA shareholders’ equity	5,540,638	5,662,851
Noncontrolling interests - Operating Partnership units	138,537	141,503
Total shareholders’ equity	5,679,175	5,804,354
Noncontrolling interests - consolidated real estate entities	11,135	14,889
Total equity	5,690,310	5,819,243
Total liabilities and equity	$11,994,502	$11,975,383

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO FFO, CORE FFO, CORE AFFO AND FAD

Amounts in thousands, except per share and unit data	Three months ended March 31,
	2026	2025
Net income available for MAA common shareholders	$123,437	$180,751
Depreciation and amortization of real estate assets	160,493	150,991
Gain on sale of depreciable real estate assets	(20,164)	(71,911)
MAA’s share of depreciation and amortization of real estate assets of real estate joint venture	170	164
Net income attributable to noncontrolling interests	2,252	4,733
FFO attributable to common shareholders and unitholders	266,188	264,728
Loss on embedded derivative in preferred shares (1)	1,574	410
Gain on investments, net of tax (1)(2)	(17,237)	(654)
Casualty related charges and (recoveries), net (1)	4,519	(222)
Core FFO attributable to common shareholders and unitholders	255,044	264,262
Recurring capital expenditures	(18,748)	(20,106)
Core AFFO attributable to common shareholders and unitholders	236,296	244,156
Redevelopment capital expenditures	(10,767)	(17,409)
Revenue enhancing capital expenditures	(14,562)	(15,188)
Commercial capital expenditures	(1,218)	(3,974)
Other capital expenditures	(12,095)	(15,441)
FAD attributable to common shareholders and unitholders	$197,654	$192,144

Dividends and distributions paid	$183,360	$181,767

Weighted average common shares - diluted	116,740	117,092
FFO weighted average common shares and units - diluted	119,629	119,975

Earnings per common share - diluted:
Net income available for common shareholders	$1.06	$1.54

FFO per Share - diluted	$2.23	$2.21
Core FFO per Share - diluted	$2.13	$2.20
Core AFFO per Share - diluted	$1.98	$2.04

(1)
Included in Other non-operating income in the Consolidated Statements of Operations.
(2)
For the three months ended March 31, 2026 and 2025, gain on investments is presented net of tax expense of $4.7 million and $0.2 million, respectively.

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO NET OPERATING INCOME

Dollars in thousands	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net income available for MAA common shareholders	$123,437	$56,649	$180,751
Depreciation and amortization	161,870	159,774	152,350
Property management expenses	22,461	18,507	20,578
General and administrative expenses	16,716	13,850	15,619
Interest expense	51,409	48,708	45,161
Gain on sale of depreciable real estate assets	(20,164)	(224)	(71,911)
Other non-operating (income) expense	(16,005)	51,464	(834)
Income tax expense	5,521	1,191	1,038
Income from real estate joint venture	(266)	(691)	(465)
Net income attributable to noncontrolling interests	2,252	(330)	4,733
Dividends to MAA Series I preferred shareholders	922	922	922
Total NOI	$348,153	$349,820	$347,942

Same Store NOI	$328,696	$329,656	$332,916
Non-Same Store and Other NOI	19,457	20,164	15,026
Total NOI	$348,153	$349,820	$347,942

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre

Dollars in thousands	Three Months Ended		Twelve Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	December 31, 2025
Net income	$126,611	$186,406	$396,771	$456,566
Depreciation and amortization	161,870	152,350	631,815	622,295
Interest expense	51,409	45,161	191,505	185,257
Income tax expense	5,521	1,038	9,078	4,595
EBITDA	345,411	384,955	1,229,169	1,268,713
Gain on sale of depreciable real estate assets	(20,164)	(71,911)	(20,319)	(72,066)
Adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates	424	348	1,500	1,424
EBITDAre	325,671	313,392	1,210,350	1,198,071
Loss (gain) on embedded derivative in preferred shares (1)	1,574	410	53	(1,111)
Gain on investments (1)	(21,894)	(810)	(28,541)	(7,457)
Casualty related charges and (recoveries), net (1)	4,519	(222)	143	(4,598)
Legal costs, settlements and (recoveries), net (1)(2)	—	—	61,908	61,908
Adjusted EBITDAre	$309,870	$312,770	$1,243,913	$1,246,813

(1)
Included in Other non-operating income in the Consolidated Statements of Operations
(2)
During both the twelve months ended March 31, 2026 and December 31, 2025, in accordance with its accounting policies, MAA recognized $61.9 million of accrued legal settlements and legal defense costs.

RECONCILIATION OF UNSECURED NOTES PAYABLE, NET AND SECURED NOTES PAYABLE, NET TO NET DEBT

Dollars in thousands
	March 31, 2026	December 31, 2025
Unsecured notes payable, net	$5,296,096	$5,044,979
Secured notes payable, net	360,424	360,393
Total debt	5,656,520	5,405,372
Cash and cash equivalents	(71,529)	(60,258)
Net Debt	$5,584,991	$5,345,114

RECONCILIATION OF TOTAL ASSETS TO GROSS ASSETS

Dollars in thousands
	March 31, 2026	December 31, 2025
Total assets	$11,994,502	$11,975,383
Accumulated depreciation	6,074,082	5,914,017
Accumulated depreciation for Assets held for sale (1)	20,461	32,513
Gross Assets	$18,089,045	$17,921,913
(1)
Included in Assets held for sale in the Consolidated Balance Sheets.

RECONCILIATION OF REAL ESTATE ASSETS, NET TO GROSS REAL ESTATE ASSETS

Dollars in thousands
	March 31, 2026	December 31, 2025
Real estate assets, net	$11,620,192	$11,609,324
Accumulated depreciation	6,074,082	5,914,017
Assets held for sale, net	27,063	46,401
Accumulated depreciation for Assets held for sale (1)	20,461	32,513
Cash and cash equivalents	71,529	60,258
Gross Real Estate Assets	$17,813,327	$17,662,513
(1)
Included in Assets held for sale in the Consolidated Balance Sheets.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDAre

For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related charges and (recoveries), net, gain or loss on debt extinguishment and legal costs, settlements and (recoveries), net. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre excludes various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Core Adjusted Funds from Operations (Core AFFO)

Core AFFO is composed of Core FFO less recurring capital expenditures. Because net income attributable to noncontrolling interests is added back, Core AFFO, when used in this release, represents Core AFFO attributable to common shareholders and unitholders. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds from Operations (Core FFO)

Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares; gain or loss on sale of non-depreciable assets; gain or loss on investments, net of tax; casualty related charges and (recoveries), net; gain or loss on debt extinguishment; legal costs, settlements and (recoveries), net, and mark-to-market debt adjustments. Because net income attributable to noncontrolling interests is added back, Core FFO, when used in this release, represents Core FFO attributable to common shareholders and unitholders. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA excludes various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance.

EBITDAre

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable assets, gain on consolidation of third-party development and adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre excludes various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Funds Available for Distribution (FAD)

FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions, capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds and corporate related capital expenditures. Because net income attributable to noncontrolling interests is added back, FAD, when used in this release, represents FAD attributable to common shareholders and unitholders. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and capital expenditures.

Funds From Operations (FFO)

FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties, asset impairment and gain on consolidation of third-party development, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this release, represents FFO attributable to common shareholders and unitholders. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets

Gross Assets represents Total assets plus Accumulated depreciation and Accumulated depreciation for Assets held for sale. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Real Estate Assets

Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Assets held for sale, net, Accumulated depreciation for Assets held for sale, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Net Debt

Net Debt represents Unsecured notes payable,net and Secured notes payable,net less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position.

NON-GAAP FINANCIAL MEASURES (Continued)

Net Operating Income (NOI)

Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Non-Same Store and Other NOI

Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes storm-related expenses related to severe weather events, including hurricanes and winter storms. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Same Store NOI

Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to severe weather events, including hurricanes and winter storms. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit

Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy

Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period.

Development Communities

Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio.

Effective Blended Lease Rate Growth

Effective Blended Lease Rate Growth represents the combined weighted average of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth from our Same Store Portfolio for the applicable period.

Effective New Lease Rate Growth

Effective New Lease Rate Growth represents the growth in gross rent amounts after the effect of leasing concessions for new leases from our Same Store Portfolio that were effective during the applicable period as compared to the prior lease.

Effective Renewal Lease Rate Growth

Effective Renewal Lease Rate Growth represents the growth in gross rent amounts after the effect of leasing concessions for renewal leases from our Same Store Portfolio that were effective during the applicable period as compared to the prior lease.

Lease-up Communities

New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days.

Non-Same Store and Other Portfolio

Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties.

Resident Turnover

Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a trailing twelve month basis as of the end of the reported quarter.

Same Store Portfolio (or Same Store)

MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com